Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2010, relating to the consolidated financial statements, which appears in the Annual report on Form 10-K of Perfumania Holdings, Inc. and Subsidiaries as of and for the year ended January 30, 2010.

/s/ Deloitte & Touche LLP

Jericho, New York
May 5, 2011